SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          ---------------------------
                     POST EFFECTIVE AMENDMENT NUMBER TWO
                                      TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                         THE SECURITIES ACT OF 1933
                          ---------------------------

                               AXIA GROUP, INC.
                               ----------------
            (Exact name of registrant as specified in its charter)


      Nevada                                        87-0509512
      --------                                      ----------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)


          268 West 400 South, Suite 300, Salt Lake City, Utah 84101
                   (Address of principal executive offices)


                  The 2002 Benefit Plan of Axia Group, Inc.
                  -----------------------------------------
                           (Full title of the plan)


  Richard Surber, 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 (Name, address, including zip code, of agent for service)


                  Telephone number for Issuer:  (801)575-8073





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                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9.  Undertakings

Pursuant to the undertaking set forth in paragraph (a)(3) of Item 9 of its Registration Statement on Form S- 8 Number 333-82314 (the "Form S-8"), filed February 7, 2002 and amended on August 29, 2002, Axia Group, Inc. (the "Company") hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under the Company's written 2002 Benefit Plan, as amended, as of the date specified below. The Company issued a total of 122,164 post-reverse split shares under the plan since it was filed on February 7, 2002 and amended on August 29, 2002. Any remaining shares are herewith removed from registration.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment Two to the S-8 Registration Statement Number 333-82314, dated February 7, 2002 and amended August 29, 2002, to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on February 26, 2004.

                                    Axia Group, Inc.

                                    By: /s/ Richard Surber
                                       -------------------
                                       Richard Surber, as President and Director


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment Two to the S-8 Registration Statement Number 333-82314, dated February 7, 2002 and amended August 29, 2002, 2003 has been signed by the following persons in the capacity and on the date indicated.

Signature                  Title                               Date

/s/ Richard Surber         President and Dire                  February 26, 2004
------------------------
Richard D. Surber

/s/ Gerald Einhorn         Vice-President and Director         February 26, 2004
------------------------
Gerald Einhorn




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